Exhibit 99.1

Internap Reports Continued Adjusted EBITDA Margin Expansion and Positive Levered Free Cash Flow

•	Revenue of $78.3 million, down 7% versus the third quarter of 2014

•	Data center services revenue of $58.6 million, down 5% year-over-year

•	Segment margin[1] of 57.0%, up 90 basis points versus the third quarter of 2014

•	Adjusted EBITDA[2] of $19.8 million unchanged year-over-year

•	Adjusted EBITDA margin[2] of 25.2%, up 190 basis points year-over-year

•	Levered free cash flow[3] of $2.2 million

ATLANTA, GA – (November 5, 2015) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the third quarter of 2015.

“Our company-wide growth initiatives are beginning to yield encouraging results. We gained positive operating momentum throughout the third quarter of 2015 with bookings increasing each month during the quarter and September bookings reaching the highest level in six months. Additionally, customer churn is improving while channel partner productivity is increasing,” said Michael Ruffolo, President and Chief Executive Officer of Internap. “We believe our third quarter 2015 results provide a solid foundation to accelerate top-line revenue growth and expand margins. With a disciplined approach to capital allocation, we are encouraged in our ability to generate positive levered free cash flow. We remain confident that our compelling performance-based value proposition should drive long-term profitable growth for the business.”

Third Quarter 2015 Financial Summary

(In thousands)

				YoY	QoQ
	3Q 2015	3Q 2014	2Q 2015	Growth	Growth
Revenues:
Data center services	$58,622	$61,640	$59,422	-5%	-1%
IP services	19,696	$23,027	$21,010	-14%	-6%
Total Revenues	$78,318	$84,667	$80,432	-7%	-3%

Operating Expenses	$87,503	$87,702	$86,270	0%	1%

GAAP Net Loss	$(14,197)	$(9,377)	$(12,534)	-51%	-13%

Normalized Net Loss[2]	$(9,990)	$(7,543)	$(10,290)	-32%	3%

Segment Profit[1]	$44,637	$47,519	$47,454	-6%	-6%
Segment Profit Margin	57.0%	56.1%	59.0%	90 BPS	-200 BPS

Adjusted EBITDA	$19,752	$19,714	$19,109	0%	3%
Adjusted EBITDA Margin	25.2%	23.3%	23.8%	190 BPS	140 BPS

1

Revenue

●	Revenue totaled $78.3 million in the third quarter, a decrease of 7% year-over-year and 3% sequentially. The year-over-year decrease was due to the loss of revenue related to customer attrition following our migration out of the New York metro data center into our Secaucus facility, the decrease in partner colocation revenue and lower IP revenue, partially offset by organic growth in core data center services revenue. Sequentially, revenue declined in data center services and IP services.

●	Data center services revenue totaled $58.6 million in the third quarter, a decrease of 5% year-over-year and 1% sequentially. The year-over-year decrease was primarily due to the loss of revenue from the New York metro data center migration. The sequential decrease was primarily attributable to previously-disclosed hosting churn experienced late in the second quarter of 2015, partially offset by organic growth in core revenues. Partner colocation revenue declined due to our strategy to focus on selling into our company-controlled data centers.

●	IP services revenue totaled $19.7 million in the third quarter, a decrease of 14% year-over-year and 6% sequentially. Both decreases were driven by a decline in IP pricing for new and renewing customers and the loss of legacy contracts.

Net Loss

●	GAAP net loss was $(14.2) million, or $(0.27) per share, compared with $(9.4) million, or $(0.18) per share, in the third quarter of 2014 and $(12.5) million, or $(0.24) per share, in the second quarter of 2015.

●	Normalized net loss was $(10.0) million, or $(0.19) per share, compared with normalized net loss of $(7.5) million, or $(0.15) per share, in the third quarter of 2014, and normalized net loss of $(10.3) million, or $(0.20) per share, in the second quarter of 2015.

Segment Profit and Adjusted EBITDA

●	Segment profit totaled $44.6 million in the third quarter, a 6% decrease year-over-year and quarter-over-quarter. Segment margin was 57.0%, an increase of 90 basis points year-over-year and a decrease of 200 basis points sequentially.

●	Data center services segment profit totaled $33.5 million in the third quarter, a 1% decrease compared with the third quarter of 2014 and a 4% decrease from the second quarter of 2015. Data center services segment margin was 57.2% in the third quarter, up 220 basis points year-over-year and down 180 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services drove data center services segment profit and margin higher compared with the third quarter of 2014. Higher seasonal power costs resulted in a decrease in data center services segment profit and margin compared with the second quarter of 2015.

●	IP services segment profit totaled $11.1 million in the third quarter, an 18% decrease compared with the third quarter of 2014 and a 10% decrease from the second quarter of 2015. IP services segment margin was 56.5% in the third quarter, down 250 basis points year-over-year and 240 basis points sequentially. Lower IP transit revenue and the loss of legacy contracts drove the decrease in segment profit and segment margin.

●	Adjusted EBITDA totaled $19.8 million in the third quarter, flat compared with the third quarter of 2014 and a 3% increase from the second quarter of 2015. Adjusted EBITDA margin was 25.2% in the third quarter, up 190 basis points year-over-year and 140 basis points sequentially. Lower cash operating expense[4] positively impacted adjusted EBITDA and adjusted EBITDA margin. Benefits included a decrease in sales and marketing costs primarily related to the removal of redundancies in connection with the phase-out of the iWeb trade name and other marketing program efficiencies. General and administrative costs decreased primarily due to lower cash-based compensation.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $18.3 million at September 30, 2015. Total debt was $376.3 million, net of discount, at the end of the quarter, including $57.5 million in capital lease obligations.

●	Cash generated from operations for the three months ended September 30, 2015 was $10.8 million. Capital expenditures over the same period were $10.9 million and cash interest expense was $6.7 million, resulting in $2.2 million of levered free cash flow.

2

Business Outlook

We are reaffirming the following guidance for full-year 2015:

●	Revenue	$320 million - $325 million

●	Adjusted EBITDA	$80 million - $85 million

●	Capital Expenditures	$60 million - $70 million

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	Internap announced the general availability of AgileSERVER 2.0, the next generation of its bare-metal Infrastructure-as-a-Service (IaaS) offering. A high-performance IaaS option, AgileSERVER 2.0 features significant hardware, networking and management advancements designed to meet the needs of enterprises and devops teams deploying mission-critical applications and big-data workloads on OpenStack.

●	Internap announced an alliance with Akamai to provide customers with Internap's performance-optimized cloud, data center and network services combined with Akamai's cloud security and data center protection services.

●	Internap’s New York Metro data center was recently awarded Leadership in Energy and Environmental Design (LEED) Platinum certification by the U.S. Green Building Council. This facility has also achieved ENERGY STAR certification, a program run by the U.S. Environmental Protection Agency (EPA) to identify ways in which energy efficiency can be measured, documented and implemented in data centers.

●	We had 11,021 customers at September 30, 2015.

1	Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2	Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

3	Levered free cash flow is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to levered free cash flow is contained in the table entitled “Levered Free Cash Flow” in the attachment.

4	Cash operating expense is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to cash operating expense is contained in the table entitled “Cash Operating Expense” in the attachment.

Conference Call Information:

Internap’s third quarter 2015 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, November 5, 2015 at 8:00 p.m. ET through Wednesday, November 11, 2015 at 855-859-2056 using replay code 61666043. International callers can listen to the archived event at 404-537-3406 with the same code.

3

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to accelerate top-line growth, expand margins, generate positive levered free cash flow and drive long-term profitable growth and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures. Our ability to accelerate top-line growth, expand margins, generate positive levered free cash flow and drive long-term profitable growth and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures are based on certain assumptions, including anticipated new product launches, our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

4

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Data center services	$58,622	$61,640	$177,142	$181,318
Internet protocol (IP) services	19,696	23,027	62,394	69,378
Total revenues	78,318	84,667	239,536	250,696

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center services	25,111	27,716	73,711	80,170
IP services	8,570	9,432	26,295	29,300
Direct costs of customer support	9,173	9,114	27,381	27,594
Direct costs of amortization of acquired and developed technologies	816	1,524	2,557	4,535
Sales and marketing	8,305	8,858	28,347	28,938
General and administrative	10,793	11,611	34,295	34,471
Depreciation and amortization	23,815	19,391	64,847	54,773
Exit activities, restructuring and impairments	920	56	1,245	3,001

Total operating costs and expenses	87,503	87,702	258,678	262,782

Loss from operations	(9,185)	(3,035)	(19,142)	(12,086)

Non-operating expenses:
Interest expense	6,923	6,699	20,613	19,996
Other, net	(288)	(149)	(763)	335
Total non-operating expenses	6,635	6,550	19,850	20,331

Loss before income taxes and equity in (earnings) of equity-method investment	(15,820)	(9,585)	(38,992)	(32,417)
Benefit for income taxes	(1,612)	(128)	(1,723)	(982)
Equity in (earnings) of equity-method investment, net of taxes	(11)	(80)	(96)	(198)

Net loss	$(14,197)	$(9,377)	$(37,173)	$(31,237)

Basic and diluted net loss per share	$(0.27)	$(0.18)	$(0.72)	$(0.61)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,699	51,063	51,763	51,180

5

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$18,312	$20,084
Accounts receivable, net of allowance for doubtful accounts of $1,830 and $2,121, respectively	22,007	19,606
Deferred tax asset	676	633
Prepaid expenses and other assets	10,994	12,276
Total current assets	51,989	52,599
Property and equipment, net	330,603	342,145
Investment in joint venture	2,733	2,622
Intangible assets, net	38,463	52,545
Goodwill	130,313	130,313
Deposits and other assets	10,790	9,923
Deferred tax asset	164	1,637
Total assets	$565,055	$591,784

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,047	$30,589
Accrued liabilities	11,981	13,120
Deferred revenues	6,696	7,345
Capital lease obligations	8,218	7,366
Term loan, less discount of $1,523 and $1,463, respectively	1,477	1,537
Exit activities and restructuring liability	2,140	1,809
Other current liabilities	2,232	1,590
Total current liabilities	50,791	63,356

Deferred revenues	4,613	3,544
Capital lease obligations	49,291	52,686
Revolving credit facility	31,000	10,000
Term loan, less discount of $5,396 and $6,543 respectively	286,354	287,457
Exit activities and restructuring liability	1,756	2,701
Deferred rent	9,296	10,583
Deferred tax liability	3,610	7,293
Other long-term liabilities	4,668	3,828
Total liabilities	441,379	441,448
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 56,036 and 54,410 shares outstanding, respectively	56	54
Additional paid-in capital	1,274,834	1,262,402
Treasury stock, at cost; 768 and 621 shares, respectively	(6,014)	(4,683)
Accumulated deficit	(1,142,687)	(1,105,514)
Accumulated items of other comprehensive loss	(2,513)	(1,923)
Total stockholders' equity	123,676	150,336
Total liabilities and stockholders' equity	$565,055	$591,784

6

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net loss	$(14,197)	$(9,377)	$(37,173)	$(31,237)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,631	20,915	67,404	59,308
Impairment of property and equipment	232	-	232	537
Amortization of debt discount and issuance costs	508	763	1,498	1,441
Stock-based compensation expense, net of capitalized amount	2,435	1,778	6,200	5,675
Equity in (earnings) of equity-method investment	(11)	(80)	(96)	(198)
Provision for doubtful accounts	316	634	922	811
Non-cash change in capital lease obligations	(527)	(440)	(1,167)	(87)
Non-cash change in exit activities and restructuring liability	864	145	1,400	2,996
Non-cash change in deferred rent	(499)	(646)	(1,287)	(2,028)
Deferred taxes	(2,024)	(92)	(2,181)	(1,226)
Other, net	212	(293)	230	197
Changes in operating assets and liabilities:	-
Accounts receivable	(1,812)	(2,011)	(3,459)	3,198
Prepaid expenses, deposits and other assets	1,797	111	836	(3,080)
Accounts payable	414	614	(7,748)	(2,585)
Accrued and other liabilities	(308)	1,991	(1,862)	4,795
Deferred revenues	(529)	(1,229)	624	99
Exit activities and restructuring liability	(673)	(756)	(2,014)	(2,296)
Other liabilities	(1)	(97)	34	(90)
Net cash flows provided by operating activities	10,828	11,930	22,393	36,230

Cash Flows from Investing Activities:
Purchases of property and equipment	(10,610)	(14,051)	(41,299)	(51,312)
Additions to acquired and developed technology	(310)	(704)	(1,120)	(2,004)
Proceeds from sale-leaseback transactions	-	2,603	-	2,603
Acquisition, net of cash received	-	-	-	74
Net cash flows used in investing activities	(10,920)	(12,152)	(42,419)	(50,639)

Cash Flows from Financing Activities:
Proceeds from credit agreements	4,000	-	21,000	5,000
Principal payments on credit agreements	(750)	(750)	(2,250)	(2,250)
Return of deposit collateral on credit agreement	-	308	-	6,461
Payments on capital lease obligations	(2,001)	(1,469)	(5,718)	(4,212)
Proceeds from exercise of stock options	1,517	95	6,005	973
Acquisition of common stock for income tax withholdings	(464)	(59)	(1,332)	(744)
Other, net	(74)	(46)	869	(135)
Net cash flows provided by (used in) financing activities	2,228	(1,921)	18,574	5,093
Effect of exchange rates on cash and cash equivalents	(236)	(227)	(320)	(209)
Net increase (decrease) in cash and cash equivalents	1,900	(2,370)	(1,772)	(9,525)
Cash and cash equivalents at beginning of period	16,412	27,863	20,084	35,018
Cash and cash equivalents at end of period	$18,312	$25,493	$18,312	$25,493

7

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA and adjusted EBITDA margin, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin and cash operating expense. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired and developed technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Levered free cash flow is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest.

●	Cash operating expense is GAAP operating expense less direct cost of sales and services, depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

8

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Loss from operations (GAAP)	$(9,185)	$(5,838)	$(3,035)
Depreciation and amortization, including amortization of acquired and developed technologies	24,631	22,566	20,915
Loss on disposal of property and equipment, net	99	137	-
Exit activities, restructuring and impairments	920	59	56
Stock-based compensation	2,435	2,185	1,778
Strategic alternatives and related costs	852	-	-
Adjusted EBITDA (non-GAAP)	$19,752	$19,109	$19,714

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net loss (GAAP)	$(14,197)	$(12,534)	$(9,377)
Exit activities, restructuring and impairments	920	59	56
Stock-based compensation	2,435	2,185	1,778
Strategic alternatives and related costs	852	-	-
Normalized net loss (non-GAAP)	(9,990)	(10,290)	(7,543)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(9,990)	$(10,290)	$(7,543)
Participating securities (GAAP)	1,305	1,246	1,083

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,699	51,579	51,063
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,699	51,579	51,063

Loss per share (GAAP):
Basic and diluted	$(0.27)	$(0.24)	$(0.18)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.19)	$(0.20)	$(0.15)

10

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired and developed technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Revenues:
Data center services:
Core	$48,385	$48,711	$49,941
Partner colocation	10,237	10,711	11,699
Total data center services	58,622	59,422	61,640
IP services	19,696	21,010	23,027
Total	78,318	80,432	84,667

Direct cost of sales and services, exclusive of depreciation and amortization:
Data center services:
Core	17,203	16,371	18,849
Partner colocation	7,908	7,964	8,867
Total data center services	25,111	24,335	27,716
IP services	8,570	8,643	9,432
Total	33,681	32,978	37,148

Segment Profit:
Data center services:
Core	31,182	32,340	31,092
Partner colocation	2,329	2,747	2,832
Total data center services	33,511	35,087	33,924
IP services	11,126	12,367	13,595
Total	$44,637	$47,454	$47,519

Segment Margin:
Data center services:
Core	64.4%	66.4%	62.3%
Partner colocation	22.8%	25.6%	24.2%
Total data center services	57.2%	59.0%	55.0%
IP services	56.5%	58.9%	59.0%
Total	57.0%	59.0%	56.1%

11

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

LEVERED FREE CASH FLOW

Levered free cash flow is a non-GAAP measure and is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest (in thousands):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Adjusted EBITDA (non-GAAP)	$19,752	$19,109	$19,714
Capital expenditures, net of equipment sale-leaseback transactions	(10,920)	(15,797)	(13,758)
Unlevered free cash flow (non-GAAP)	8,832	3,312	5,956

Cash interest expense	(6,660)	(6,602)	(6,167)
Levered free cash flow (non-GAAP)	$2,172	$(3,290)	$(211)

CASH OPERATING EXPENSE

Cash operating expense is a non-GAAP measure and is operating expense defined by GAAP, less direct costs of sales and services, depreciation and amortization, (loss) gain on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs (in thousands):

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Total operating costs and expenses	$87,503	$86,270	$87,702
Direct costs of sales and services, exclusive of depreciation and amortization	(33,681)	(32,978)	(37,148)
Depreciation and amortization, including amortization of acquired and developed technologies	(24,631)	(22,566)	(20,915)
Loss on disposal of property and equipment, net	(99)	(137)	-
Exit activities, restructuring and impairments	(920)	(59)	(56)
Stock-based compensation	(2,435)	(2,185)	(1,778)
Strategic alternatives and related costs	(852)	-	-
Cash operating expense (non-GAAP)	$24,885	$28,345	$27,805

12